IZEA Reports Q3 2026 Revenue of $6.2 million, 94% increase in Managed Services Bookings
Enterprise Relationships Remain Strong Amid Market Uncertainties

ORLANDO, Fla. (November 12, 2026) - IZEA Worldwide, Inc. (NASDAQ: IZEA), a leading influencer marketing company that makes Creator Economy solutions for marketers, reported its financial and operational results for the third quarter ended September 30, 2026.

Q3 2026 Financial Summary Compared to Q3 2025
•Revenue was $6.2 million, a decrease of $1.9 million, or 23%, from the prior-year period. While revenue from our three largest customers grew 21%, complemented by contributions from new customers, these gains were more than offset by lower revenues from other enterprise accounts, and the continued run-off of non-core small and mid-sized business ("SMB"), which contributed $1.2 million in the prior year
•Managed Services bookings totaled $7.0 million, an increase of $3.4 million, or 94%, from the prior-year period, and 54% sequentially from the second quarter. The improvement reflected stronger booking activity across multiple enterprise relationships, with a broader group of customers making substantial commitments during the quarter
•Total costs and expenses decreased 16% to $7.0 million, compared to $8.4 million, reflecting continued proactive cost management toward a more efficient structure aligned with our enterprise-focused business model
•Net loss totaled $0.4 million, or $(0.03) per share, compared to net income of $0.1 million, or $0.01 per share
•Adjusted EBITDA* for the quarter was $(0.2) million, compared to $0.4 million
•Cash and equivalents totaled $46.4 million as of September 30, 2026, with no long-term debt

Q4 2026 Financial Outlook
For the fourth quarter of 2026, management is providing a revenue outlook to give investors greater visibility into how recent bookings are expected to convert to revenue. The Company expects:
•Revenue between $7.5 million and $8.1 million; comparative quarterly growth between 24% and 34%
This outlook primarily reflects contracted bookings and expected campaign timing and assumes a limited contribution from customer opportunities not yet under contract. The Company has not established a practice of providing regular financial guidance and undertakes no obligation to update this outlook.

Q3 2026 Highlights
•IZEA grew its top three enterprise accounts faster than the market, increasing its share of creator marketing spend within these accounts and reinforcing the strength of its strategic client relationships.
•IZEA won new business from major entertainment and technology leaders, including Disney-ABC, HBO Max, Hulu and ASUS.
•IZEA executed high-visibility creator campaigns including Nestlé Vital Proteins at the US Open, Lionsgate’s The Hunger Games: Sunrise on the Reaping, and Ravensburger’s Oh My Pigeons! launch.
•IZEA managed 100% of new campaigns through ZED, the proprietary AI-powered creator marketing operations platform, enhancing creator intelligence, brand safety, and campaign execution for enterprise customers.

* Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure under “Use of Key Metrics and Non-GAAP Financial Measures."

Management Commentary
“Our third quarter results demonstrate progress in our enterprise-focused transformation,” said Patrick Venetucci, CEO. “With bookings up 94% and double-digit growth across our largest clients, this reflects the performance we are working to replicate across the business. We enter Q4 with strong momentum and confidence in achieving our revenue guidance. With $46.4 million in cash and no long-term debt, we are continuing to pursue strategic acquisitions to accelerate growth, expand our capabilities, and strengthen our competitive position in the creator economy.”

Q3 2026 Financial Results
Total revenue for the third quarter of 2026 was $6.2 million, a decrease of $1.9 million, or 23%, compared to $8.1 million in the prior year period. Enterprise customer performance was mixed, with revenue from our three largest customers increasing 21% year over year, alongside contributions from new enterprise relationships. This growth was outweighed by lower revenue from other established enterprise accounts and the continued impact of our strategic shift away from non-core SMB customers, which contributed approximately $1.2 million in the prior-year quarter. With this transition substantially complete, the Company remains focused on acquiring new enterprise customers and expanding existing relationships.

Cost of revenue for the third quarter of 2026 was $3.9 million, a decrease of $0.3 million, or 6%, compared to the prior-year period. The decrease was primarily attributable to lower campaign activity. Cost of revenue declined more slowly than revenue, reflecting comparatively lower margins from a large enterprise customer and internal delivery labor costs that did not decline proportionately with revenue.

Costs and expenses, excluding the cost of revenue, totaled $3.1 million for the third quarter of 2026, a decrease of $1.1 million, or 26%, compared to the prior-year period, reflecting continued efforts to align the Company's cost structure with its enterprise-focused business model. Sales and marketing expense decreased 33% to $0.7 million, primarily due to lower personnel costs. General and administrative expense declined 25% to $2.3 million, driven by reduced headcount and lower anticipated incentive compensation.

Net loss in the third quarter of 2026 was $0.4 million, or $(0.03) per share, as compared to net income of $0.1 million, or $0.01 per share in the third quarter of 2025, based on 17.3 million and 17.1 million average shares outstanding, respectively.

Adjusted EBITDA (as defined below, a non-GAAP measure management uses as a proxy for operating cash flow) totaled $(0.2) million in the third quarter of 2026, compared with $0.4 million in the comparative period.

As of September 30, 2026, our cash and cash equivalents totaled $46.4 million with no outstanding long-term debt.

We previously announced our commitment to repurchase up to $10.0 million of our stock in the open market, subject to certain restrictions. Through September 30, 2026, we have purchased a total of 908,798 shares, investing $2.6 million under the repurchase program. We purchased 250,583 shares in the third quarter with a total cost of $0.8 million.

Conference Call
IZEA will hold a conference call to discuss its third quarter 2026 results on Thursday, November 12, 2026, at 5:00 p.m. ET. IZEA's CEO Patrick Venetucci and CFO Peter Biere will host the call, followed by a question-and-answer period.

Date: Thursday, November 12, 2026
Time: 5:00 p.m. ET
Webcast link: https://viavid.webcasts.com/starthere.jsp?ei=1778906&tp_key=6b57d8dfd2
Toll-free dial-in number: 1-877-407-4018
International dial-in number: 1-201-689-8471

Please call the conference telephone number five (5) minutes before the start time. An operator will register your name and organization. A call replay will be made available approximately 3 hours after the conference ends until Thursday, November 19, 2026, at 11:59 p.m. ET.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 13763279

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. (“IZEA”) is a full-service creator economy agency powered by our proprietary ZED technology, with a mission to make Creator Economy solutions for marketers. We do this by lighting up the Creator Economy with IZEAs—our strategies, campaigns, and solutions that build brands and drive demand. Since launching the industry’s first-ever influencer marketing platform in 2006, IZEA has facilitated nearly 4 million collaborations between brands and creators.

Use of Key Metrics and Non-GAAP Financial Measures
Managed Services Bookings is a key metric representing total sales orders received during a period, net of cancellations and refunds. Contracts vary by customer and scope, ranging from custom content projects to integrated marketing campaigns, and generally extend from several months up to a year. Managed Services Bookings provide a useful measure of overall demand but are not necessarily predictive of quarterly revenue, as the timing of revenue recognition varies with contract size, complexity, and customer arrangements. Certain customers enter into annual spend commitments that establish a defined budget for services to be performed throughout the year, while others engage the Company for specific campaigns or deliverables. These differing contract structures may influence the timing and distribution of bookings and related revenue. The Company uses this metric to evaluate customer and market trends, to plan operational staffing, and to inform product development initiatives.

"Adjusted EBITDA" is a non-GAAP financial measure under the Securities and Exchange Commission rules. EBITDA is commonly defined as "earnings before interest income and expense, taxes, depreciation, and amortization." IZEA defines “Adjusted EBITDA” as earnings or loss before interest expense, interest income, taxes, depreciation and amortization, non-cash stock-based compensation, gain or loss on asset disposals or impairment, and certain other unusual or non-cash income and expense items such as gains or losses on settlement of liabilities and exchanges, and changes in the fair value of derivatives, if applicable. We believe that Adjusted EBITDA provides useful information to investors as it primarily excludes non-cash and non-operating transactions, and it provides consistency to facilitate period-to-period comparisons.

Not all companies calculate bookings and Adjusted EBITDA in the same manner. These metrics and financial measures, as presented by IZEA, may not be comparable to those presented by other companies. Moreover, these metrics and financial measures have limitations as analytical tools. You should not consider them in isolation or as a substitute for an analysis of our results of operations or, with respect to non-GAAP financial measures, as reported under GAAP. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is presented in the financial tables included in this press release.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “anticipate,” “hope,” “estimate,” “optimistic,” “believe,” “intend,” “ought to,” "likely," "projects," “plans,” "pursue," "strategy," “outlook,” or "future," or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding our financial outlook for the fourth quarter of 2026, including expected revenue and year-over-year revenue growth; expectations concerning product development and platform launches; future financial performance and operating results, including the conversion and recognition of bookings as revenues; the share repurchase authorization and any use of such authorization; potential strategic acquisitions; the growth or maintenance of customer relationships; and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including, among others, the following: the timing, scope, delay, or cancellation of customer campaigns and bookings, and our ability to convert bookings and customer opportunities not yet under contract into revenue within expected periods; our dependence on a limited number of large customers for a significant portion of our revenue; competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; our ability to identify, complete, and successfully integrate acquisitions; our ability to maintain disclosure controls and procedures and internal control over financial reporting; our ability to satisfy the requirements for continued listing of our common stock on the Nasdaq Capital Market; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release, including our financial outlook, speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
John Francis
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com

IZEA Worldwide, Inc.
Unaudited Consolidated Balance Sheets

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$46,439,805	$50,886,850
Accounts receivable, net	3,828,086	3,398,479
Prepaid expenses	438,608	830,509
Other current assets	8,667	9,002
Total current assets	50,715,166	55,124,840

Property and equipment, net of accumulated depreciation	90,550	17,131
Software development costs, net of accumulated amortization	2,672,715	2,335,745
Total assets	$53,478,431	$57,477,716

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	1,139,841	779,434
Accrued expenses	1,373,024	3,050,995
Contract liabilities	4,505,527	4,729,767
Total current liabilities	7,018,392	8,560,196

Total liabilities	7,018,392	8,560,196

Commitments and Contingencies	—	—

Stockholders’ equity:
Preferred stock; $.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.0001 par value; 50,000,000 shares authorized; shares issued: 18,571,062 and 18,150,878, respectively, shares outstanding: 17,296,407 and 17,261,755, respectively.	1,857	1,815
Treasury stock at cost: 1,274,655 and 889,123 shares at September 30, 2026 and December 31, 2025, respectively	(3,630,816)	(2,344,698)
Additional paid-in capital	156,330,343	155,568,812
Accumulated deficit	(106,160,107)	(104,254,729)
Accumulated other comprehensive loss	(81,238)	(53,680)
Total stockholders’ equity	46,460,039	48,917,520
Total liabilities and stockholders’ equity	$53,478,431	$57,477,716

IZEA Worldwide, Inc.
Unaudited Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$6,195,541	$8,072,380	$18,575,859	$25,173,975

Costs and expenses:
Cost of revenue	3,893,483	4,152,375	11,126,221	12,940,561
Sales and marketing	735,314	1,095,363	2,428,742	3,179,162
General and administrative	2,252,509	3,004,321	7,608,452	8,842,379
Depreciation and amortization	139,906	150,740	476,725	460,334
Total costs and expenses	7,021,212	8,402,799	21,640,140	25,422,436

Loss from operations	(825,671)	(330,419)	(3,064,281)	(248,461)

Other income, net:
Interest expense	(32)	(1,654)	(2,867)	(5,092)
Other income	381,763	479,818	1,161,770	1,463,566
Total other income, net	381,731	478,164	1,158,903	1,458,474

Net income (loss)	(443,940)	147,745	(1,905,378)	1,210,013

Weighted average common shares outstanding – basic	17,330,831	17,074,681	17,398,981	17,142,358
Basic income (loss) per common share	$(0.03)	$0.01	$(0.11)	$0.07

Weighted average common shares outstanding - diluted	17,330,831	18,377,063	17,398,981	18,150,970
Diluted income (loss) per common share	$(0.03)	$0.01	$(0.11)	$0.07

IZEA Worldwide, Inc.
Unaudited Consolidated Statements of Comprehensive Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$(443,940)	$147,745	$(1,905,378)	$1,210,013

Other comprehensive gain (loss)
Unrealized loss on securities held	—	—	—	(12,209)
Unrealized gain (loss) on currency translation	1,387	1,048	(27,558)	(143,343)
Total other comprehensive gain (loss)	1,387	1,048	(27,558)	(155,552)

Total comprehensive income (loss)	$(442,553)	$148,793	$(1,932,936)	$1,054,461

IZEA Worldwide, Inc.
Revenue Details
Revenue details by type:

	Three Months Ended September 30,
	2026		2025		$ Change	% Change
Managed Services revenue	6,178,480	100%	8,036,430	100%	(1,857,950)	(23)%

SaaS Services revenue	17,061	—%	35,950	—%	(18,889)	(53)%

Total revenue	$6,195,541	100%	$8,072,380	100%	$(1,876,839)	(23)%

	Nine Months Ended September 30,
	2026		2025		$ Change	% Change
Managed Services revenue	18,442,936	99%	24,996,871	99%	(6,553,935)	(26)%

SaaS Services revenue	132,923	1%	177,104	1%	(44,181)	(25)%

Total revenue	$18,575,859	100%	$25,173,975	100%	$(6,598,116)	(26)%

IZEA Worldwide, Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$(443,940)	$147,745	$(1,905,378)	$1,210,013
Non-cash stock-based compensation	390,260	445,643	1,150,291	1,086,489
Non-cash stock issued for payment of services	89,999	89,995	270,008	269,991
Gain on disposal of equipment	(7,767)	—	(7,767)	—
Depreciation and amortization	139,906	150,740	476,725	460,334
Interest expense	32	1,654	2,867	5,092
Other income, net	(381,507)	(482,760)	(1,161,770)	(1,429,292)
Adjusted EBITDA	$(213,017)	$353,017	$(1,175,024)	$1,602,627

Revenue	$6,195,541	$8,072,380	$18,575,859	$25,173,975
Adjusted EBITDA as a % of revenue	(3.4)%	4.4%	(6.3)%	6.4%